                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, DC  20549


                                   FORM 8-K

                                CURRENT REPORT


                     Pursuant to Section 13 or 15 (d) of
                     the Securities Exchange Act of 1934


              Date of Report (date of earliest event reported):
                               October 17, 1996


                                 AIRGAS, INC.
             ______________________________________________________
             (Exact name of registrant as specified in its charter)



   Delaware                1-9344               56-0732648
_______________    _______________________    _____________
(State or other    (Commission File Number)   (I.R.S. Employer
jurisdiction of                                Identification
incorporation)                                 No.)



                      100 Matsonford Road, Suite 550
                            Radnor, PA  19087
                    _______________________________________
                    (Address of principal executive offices)



Registrant's telephone number, including area code: (610) 687-5253
                                                    _______________

Item 5. Other Events.
        ____________

From April 1, 1996 through September 30, 1996, the Registrant has acquired sixteen individually insignificant businesses. The Registrant is filing this current report on Form 8-K in order to provide audited financial statements and pro forma information for three individually insignificant business acquisitions in accordance with Regulation S-X, Rule 3-05(b)(1)(i), although such acquisitions, in the aggregate, do not exceed 20% of any of the conditions set forth in Rule 1-02(w).

Effective April 1, 1996, TriStates Airgas, Inc., a wholly-owned subsidiary of U.S. Airgas, Inc., a wholly-owned subsidiary of the Registrant, purchased substantially all of the assets of Randall-Graw Company, Inc. ("Randall-Graw") for $12.1 million plus the assumption of certain liabilities. Additionally, a non-competition and confidentiality agreement was entered into with Randall-Graw's shareholder, for which $500 thousand was paid at closing.

Effective May 6, 1996, Mid America Airgas, Inc., a wholly-owned subsidiary of U.S. Airgas, Inc., purchased substantially all of the assets of Welders Supply Company, Inc. ("Welders Supply") for $10.5 million plus the assumption of certain liabilities. Additionally, a non-competition and confidentiality agreement was entered into with the Welders Supply shareholder, for which $154 thousand was paid at closing and $616 thousand will be paid over the term of the agreement.

Effective September 5, 1996, West Coast Airgas, Inc., a 95% owned subsidiary of the Registrant, purchased all of the issued and outstanding stock of Rutland Tool & Supply Company, Inc. ("Rutland"). Rutland was acquired with the issuance of approximately 3.4 million shares of the Registrant's common stock and cash of $7.1 million. Additionally, non-competition and confidentiality agreements were entered into with the Rutland shareholders, aggregating $7 million and are due in five years.

The acquisitions were financed using the Registrant's revolving credit facilities with NationsBank of North Carolina, N.A., the issuance of promissory notes to the sellers, the issuance of the Registrant's common stock and the assumption of certain liabilities.

At the time of the acquisitions, Randall-Graw and Welders Supply were engaged in the distribution and marketing of industrial gases and related welding
equipment and supplies.   The Registrant intends to continue to use the
acquired assets to operate industrial gas and welding supply businesses.

At the time of the Rutland acquisition, Rutland was engaged in the distribution of metal working and industrial tools and supplies. The Registrant intends to continue to use the acquired assets in its recently formed industrial distribution division which is called Airgas Direct Industrial.

Item 7.  Financial Statements, Pro Forma Financial Information and Exhibits
         __________________________________________________________________


(a)  Financial Statements

     1. Audited balance sheet of Randall-Graw Company, Inc. as of March 31, 1996 and the related statements of earnings, stockholder's equity and cash flows for the year then ended.

     2. Audited balance sheet of Welders Supply Company, Inc. as of December 31, 1995 and the related statements of earnings, stockholders' equity and cash flows for the year then ended.

     3. Audited balance sheet of Rutland Tool & Supply Company, Inc. as of December 31, 1995 and the related statements of income, shareholders' equity and cash flows for the year then ended.

(b)  Pro Forma Financial Information

     The tables on pages five through eleven set forth selected pro forma balance sheet and operating data of the Registrant for the year ended March 31, 1996 and the three months ended June 30, 1996 as if the acquisitions had been consummated on April 1, 1995 and April 1, 1996, respectively.

(c)  Exhibits.

     23.1  Consent of Hawkins, Ash, Baptie & Company

     23.2  Consent of KPMG Peat Marwick LLP

     23.3  Consent of Deloitte & Touche LLP

                                  Signatures
                                  __________


Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                         AIRGAS, INC.




                    BY:  /s/Jeffrey P. Cornwell
                         _____________________
                         Jeffrey P. Cornwell
                         Vice President Finance
                         and Corporate Controller


DATED:     October 17, 1996

AIRGAS, INC.
UNAUDITED PRO FORMA FINANCIAL INFORMATION
(DOLLARS IN THOUSANDS)

                                           June 30, 1996
                     ________________________________________________________

                     Airgas, Inc.  Rutland      Notes    Pro
Balance Sheet Data   (Historical)  Tool         Ref.     Forma
__________________   ____________  _________    _____    _____

Accounts Receivable,
  Net                $  139,228   $  6,440       (1)   $  145,668
Inventories, net        106,113     17,500       (1)      123,613
Other Current Assets     16,508      2,127       (1)       18,635
                      _________    _______              _________
                        261,849     26,067                287,916

Property, Plant &
  Equipment, Net        460,619      1,782       (2)      462,401
Goodwill, Net           212,113     64,251       (3)      276,364
Investments and Other
  Noncurrent Assets     117,598      7,204       (4)      124,802
                      _________    _______              _________
                     $1,052,179   $ 99,304             $1,151,483
                      =========    =======              =========
Current Portion of
  Long-Term Debt     $   17,644   $     15       (1)   $   17,659
Accounts Payable,Trade   57,703      2,584       (1)       60,287
Accrued Expenses and
  Other Current
  Liabilities            76,149      5,383       (1)       81,532
                      _________    _______              _________
Current Liabilities     151,496      7,982                159,478

Long Term Debt          522,288     14,412       (5)      536,700
Other Liabilities        37,998         __                 37,998
Deferred Income Taxes    90,233         __                 90,233
Stockholders' Equity    250,164     76,910       (6)      327,074
                      _________    _______              _________
                     $1,052,179   $ 99,304             $1,151,483
                      =========    =======              =========

(1) Represents the fair value of current assets acquired and current liabilities assumed at the acquisition date.
(2) The carrying amount reflects fair market value at the date of acquisition.
(3)  Represents cost in excess of net assets acquired.
(4) Represents the fair market value of a non-competition agreement and other noncurrent assets of the acquired business.
(5) Represents debt incurred to finance the business acquisition plus assumption of certain noncurrent liabilities.
(6) Represents the fair value of the registrant's common stock issued at the acquisition date.

AIRGAS, INC.
UNAUDITED PRO FORMA FINANCIAL INFORMATION
(DOLLARS IN THOUSANDS, EXCEPT
FOR PER SHARE AMOUNTS)

                                       Year Ended March 31, 1996
                              _______________________________________________


                                       Randall      Welders
                                       Graw         Supply        Rutland Tool
                          Airgas, Inc. (Historical) (Historical)  (Historical)
Operating Data            (Historical) (Note 1)     (Note 2)      (Note 2)
________________          ___________  __________   __________     ________

Net Sales                 $838,144     $ 18,214    $ 10,208       $ 55,982
Cost of Products Sold
 (Excluding Depreciation
  and Amortization)        419,491       12,585       6,292         33,923
Selling, Distribution
 & Administrative Expenses 279,906        4,269       3,323         16,966
Depreciation & Amortization 45,762          288         369            598
                           _______      _______      ______        _______
Total Costs & Expenses     745,159       17,142       9,984         51,487
                           _______      _______      ______        _______

Operating Income            92,985        1,072         224          4,495

Interest Expense, Net      (24,862)          69         (18)          (469)
Other Income, Net              782           14         185         (3,429)
Minority Interest             (663)          __          __             __
                             ______      _______      ______        ______
Earnings Before Income
 Taxes                      68,242        1,155         391            597
Income Taxes                28,522            5           5            245
                            ______       ______     _______         ______
Net Earnings               $39,720      $ 1,150    $    386        $   352
                            ======       ======      ======         ======
Earnings Per Share (4)     $   .60
                            ======

Weighted Average Shares     66,215
                            ======

Notes:
(1)  Includes audited financial data for the twelve months ended
     March 31, 1996
(2)  Includes unaudited financial data for the twelve months ended
     March 31, 1996.
(3)  See page 10 for explanations of pro forma adjustments.
(4)  See earnings per share calculations on page 11.


Columns continued on next page.

AIRGAS, INC.
UNAUDITED PRO FORMA FINANCIAL INFORMATION
(DOLLARS IN THOUSANDS, EXCEPT
FOR PER SHARE AMOUNTS)

CONTINUED FROM PREVIOUS PAGE.
                                       Year Ended March 31, 1996
                              _______________________________________________

                                   Pro Forma
                                   Adjustments      Note      Pro
Operating Data                     (Note 3)         Ref.      Forma
________________                   ___________      ____      _____

Net Sales                          $     __                  $922,548
Cost of Products Sold
 (Excluding Depreciation
  and Amortization)                      __                   472,291
Selling, Distribution
 & Administrative Expenses                                    304,464
Depreciation & Amortization           3,467           a        50,484
                                    _______                   _______
Total Costs & Expenses                3,467                   827,239
                                    _______                   _______
Operating Income                     (3,467)                   95,309

Interest Expense, Net                (2,185)          b       (27,465)
Other Income, Net                     3,653           c         1,205
Minority Interest                       (18)          d          (681)
                                    _______                   _______
Earnings Before Income Taxes         (2,017)                   68,368
Income Taxes                              5           e        28,782
                                    _______                   _______
Net Earnings                       $ (2,022)                 $ 39,586
                                    =======                   =======
Earnings Per Share (4)                                       $    .56
                                                              =======
Weighted Average Shares                                        69,676
                                                              =======

AIRGAS, INC.
UNAUDITED PRO FORMA FINANCIAL INFORMATION
(DOLLARS IN THOUSANDS, EXCEPT
FOR PER SHARE AMOUNTS)

                                   Three Months Ended June 30, 1996
                              _______________________________________________


                                             Welders
                            Airgas, Inc.     Supply          Rutland Tool
                            (Historical)     (Historical)    (Historical)
Operating Data              (Note 1)         (Note 2)        (Note 1)
________________            ___________     __________       ________

Net Sales                   $274,098        $    857        $ 15,755
Cost of Products Sold
 (Excluding Depreciation
  and Amortization)          146,352             559           9,548
Selling, Distribution
 & Administrative Expenses    86,187             225           4,733
Depreciation & Amortization   14,238              37             151
                             _______           _____          ______
Total Costs & Expenses       246,777             821          14,432
                             _______           _____          ______

Operating Income              27,321              36           1,323

Interest Expense, Net         (8,281)             (2)           (102)
Other Income, Net                281              38            (170)
Minority Interest               (229)             __              __
                              ______           _____          ______
Earnings Before Income Taxes  19,092              72           1,051
Income Taxes                   7,942              __             431
                              ______           _____          ______
Net Earnings                 $11,150          $   72         $   620
                              ======           =====          ======
Earnings Per Share (4)       $   .17
                              ======

Weighted Average Shares       67,095
                              ======

Notes:
(1)  Includes unaudited financial data for the three months ended
     June 30, 1996.
(2)  Includes unaudited financial data for the one month ended April 30, 1996.
(3)  See page 10 for explanation of pro forma adjustments.
(4)  See earnings per share calculations on page 11.


Columns continued on next page.

AIRGAS, INC.
UNAUDITED PRO FORMA FINANCIAL INFORMATION
(DOLLARS IN THOUSANDS, EXCEPT
FOR PER SHARE AMOUNTS)

CONTINUED FROM PREVIOUS PAGE.
                                  Three Months Ended June 30, 1996
                              _______________________________________________

                                   Pro Forma
                                   Adjustments      Note      Pro
Operating Data                     (Note 3)         Ref.      Forma
________________                   ___________      ____      _____

Net Sales                          $     __                  $290,710
Cost of Products Sold
 (Excluding Depreciation
  and Amortization)                      __                   156,459
Selling, Distribution
 & Administrative Expenses                                     91,145
Depreciation & Amortization             765           a        15,191
                                    _______                   _______
Total Costs & Expenses                  765                   262,795
                                    _______                   _______
Operating Income                       (765)                   27,915

Interest Expense, Net                  (229)          b        (8,614)
Other Income, Net                        __                       149
Minority Interest                        (4)          d          (233)
                                    _______                   _______
Earnings Before Income Taxes           (998)                   19,217
Income Taxes                           (340)          e         8,033
                                    _______                   _______
Net Earnings                       $   (658)                 $ 11,184
                                    =======                   =======
Earnings Per Share (3)                                       $    .16
                                                              =======
Weighted Average Shares                                        70,556
                                                              =======

(a) Depreciation and amortization expense has been increased by $3,467 for the year ended March 31, 1996 and by $765 for the three months ended June 30, 1996. The adjustments were made to reflect the estimated purchase accounting adjustments related to the fixed assets, goodwill and other intangible assets.

(b) The pro forma interest expense adjustments of $2,185 and $229 for the year ended March 31, 1996 and the three months ended June 30, 1996, respectively, reflect the debt incurred in financing the acquisitions at the Registrant's effective interest rate.

(c) Other expense has been decreased by $3,653 for the year ended March 31, 1996 to eliminate the non-recurring compensation expense related to Rutland's issuance of common stock to certain key employees and the related cash bonuses paid in connection with the stock bonus.

(d) Minority interest adjustments have been made to reflect a 5% minority interest in the net earnings of Rutland after the applicable proforma adjustments described above.

(e) Income tax adjustments have been made to reflect the Registrant's effective tax rates and include a provision for income taxes for the businesses which were previously taxed under Subchapter S of the Internal Revenue Code.

AIRGAS, INC.
EARNINGS PER SHARE CALCULATIONS
(DOLLARS IN THOUSANDS, EXCEPT
FOR PER SHARE AMOUNTS)



                                       Year Ended           Three Months Ended
                                     March 31, 1996            June 30, 1996
Adjustment of Weighted Average
Shares Outstanding                 Historical  Pro Forma  Historical Pro Forma
______________________________     ___________ _________  __________ _________

Shares of Common Stock
 Outstanding - Weighted               62,821     66,247      64,239    67,665

Net Common Stock Equivalents           3,394      3,429       2,856     2,891
                                      ______     ______      ______    ______
 Adjusted Shares Outstanding          66,215     69,676      67,095    70,556
                                      ======     ======      ======    ======

Net Earnings                         $39,720    $39,586     $11,150   $11,184
                                      ======     ======      ======    ======
Earnings Per Share                   $   .60    $   .56     $   .17   $   .16
                                      ======     ======      ======    ======


Earnings per share amounts were determined using the treasury stock method. This method assumes the exercise of all dilutive outstanding options and warrants and the use of the aggregate proceeds therefrom to acquire the Registrant's outstanding common stock. Net earnings were divided by the average number of shares outstanding adjusted for the assumed exercise of the options and warrants outstanding and repurchase of common stock to calculate per share amounts.

                          RANDALL-GRAW COMPANY, INC.

                             FINANCIAL STATEMENTS
                       WITH INDEPENDENT AUDITORS' REPORT

                                MARCH 31, 1996

                          RANDALL-GRAW COMPANY, INC.

                                   CONTENTS

                                MARCH 31, 1996


Page

  2         Independent Auditors' Report

  3         Balance Sheet

  4         Statement of Earnings

  5         Statement of Stockholder's Equity

  6         Statement of Cash Flows

7-10        Notes to Financial Statements

                           INDEPENDENT AUDITORS' REPORT


To the Stockholders and Board of Directors
Randall-Graw Company, Inc.


We have audited the accompanying balance sheet of Randall-Graw Company, Inc., as of March 31, 1996, and the related statements of earnings, stockholder's equity, and cash flows for the year then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of
material misstatement.   An audit includes examining, on a test basis,
evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Randall-Graw Company, Inc., as of March 31, 1996, and the results of its operations and its cash flows for the year then ended in conformity with generally accepted accounting principles.

                                     HAWKINS, ASH, BAPTIE & COMPANY


La Crosse, Wisconsin
May 24, 1996

                             RANDALL-GRAW COMPANY, INC.
                                    BALANCE SHEET
                                   MARCH 31, 1996



     ASSETS

CURRENT ASSETS
  Cash and cash equivalents                                        $491,503
  Trade receivables, less allowance for doubtful accounts of
   $20,000                                                        2,308,462
  Inventories                                                     1,740,591
  Prepaid expenses                                                   56,872
  Other current assets                                               24,762
                                                                  _________
         TOTAL CURRENT ASSETS                                    $4,622,190

PLANT AND EQUIPMENT, at cost                                     $4,826,794
  Less accumulated depreciation                                   3,396,360
                                                                  _________
         PLANT AND EQUIPMENT, net                                $1,430,434

OTHER ASSETS
  Goodwill, net of accumulated amortization of $6,500              $ 19,500
  Other non-current assets                                           11,792
                                                                  _________
         TOTAL OTHER ASSETS                                        $ 31,292
                                                                  _________
         TOTAL ASSETS                                            $6,083,916
                                                                  =========
LIABILITIES AND STOCKHOLDER'S EQUITY

CURRENT LIABILITIES
  Accounts payable - trade                                         $834,654
  Accrued expenses and other current liabilities                    849,766
                                                                  _________
     TOTAL CURRENT LIABILITIES                                   $1,684,420
                                                                  _________
STOCKHOLDER'S EQUITY
  Common stock, $2.50 par value, authorized 100,000 shares,
     issued 57,195 shares                                          $142,988
  Retained earnings                                               4,256,508
                                                                  _________
     TOTAL STOCKHOLDER'S EQUITY                                  $4,399,496
                                                                  _________

     TOTAL LIABILITIES AND STOCKHOLDER'S EQUITY                  $6,083,916
                                                                  =========

                             RANDALL-GRAW COMPANY, INC.
                                STATEMENT OF EARNINGS
                              YEAR ENDED MARCH 31, 1996



NET SALES                                                        $18,214,133

COST OF SALES                                                     12,585,448
                                                                  __________
         GROSS PROFIT                                             $5,628,685
                                                                  __________
COSTS AND EXPENSES
  Salaries, wages, and benefits                                   $3,228,034
  Distribution expense                                               119,985
  Selling, general, and administrative                               721,308
  Occupancy expense                                                  199,602
  Depreciation and amortization                                      287,977
                                                                   _________
         TOTAL COSTS AND EXPENSES                                 $4,556,906
                                                                   _________
         OPERATING INCOME                                         $1,071,779

OTHER INCOME (EXPENSE)
  Interest income, net                                                69,013
  Other income                                                        13,799
                                                                   _________
         EARNINGS BEFORE INCOME TAXES                             $1,154,591

PROVISION FOR INCOME TAXES                                             4,732
                                                                   _________
         NET EARNINGS                                             $1,149,859
                                                                   =========

                               RANDALL-GRAW COMPANY, INC.
                            STATEMENT OF STOCKHOLDER'S EQUITY



                                          COMMON        RETAINED
                                          STOCK         EARNINGS      TOTAL

BALANCE, MARCH 31, 1995             $     142,988   $  3,712,149   $3,855,137

   Net earnings for the year                   --      1,149,859    1,149,859
   Distributions to shareholder                --       (605,500)    (605,500)
                                          _______    ___________    _________
BALANCE, MARCH 31, 1996             $     142,988   $  4,256,508   $4,399,496

                             RANDALL-GRAW COMPANY, INC.
                               STATEMENT OF CASH FLOWS
                                   INDIRECT METHOD
                              YEAR ENDED MARCH 31, 1996


INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS

CASH FLOWS FROM OPERATING ACTIVITIES
  Net earnings                                                  $   1,149,859
  Adjustments to reconcile net income to net cash provided by operating activities
         Depreciation and amortization                                287,977
         (Gain) from sale of assets                                    (5,600)
         Bad debt expense                                              21,227
  Changes in assets and liabilities
     (Increase) decrease in assets
         Receivables                                                 (398,882)
         Inventories                                                 (186,358)
         Prepaid expenses and other assets                            (50,975)
     Increase (decrease) in liabilities
         Accounts payable                                             153,317
         Accrued expenses                                             (70,413)
         Cylinder deposits                                             62,374
                                                                      _______
         NET CASH PROVIDED BY OPERATING ACTIVITIES                   $962,526
                                                                      _______
CASH FLOWS FROM INVESTING ACTIVITIES
  Capital expenditures                                              $(425,842)
  Decrease in cash surrender value of life insurance                   10,709
  Proceeds from sale of fixed assets                                    5,600
                                                                     ________
         NET CASH (USED IN) INVESTING ACTIVITIES                    $(409,533)
                                                                     ________
CASH FLOWS FROM FINANCING ACTIVITIES
  Repayments under debt agreements                                   $(21,542)
  Distributions to shareholder                                       (605,500)
                                                                     ________
         NET CASH (USED IN) FINANCING ACTIVITIES                    $(627,042)
                                                                     ________
         NET (DECREASE) IN CASH AND CASH EQUIVALENTS                 $(74,049)

CASH AND CASH EQUIVALENTS AT THE BEGINNING OF YEAR                    565,552
                                                                     ________
CASH AND CASH EQUIVALENTS AT THE END OF YEAR                         $491,503
                                                                     ========

SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION

  Cash paid during the year for:
     Interest                                                        $    676
                                                                      =======
     Income taxes                                                    $  4,000
                                                                      =======

                             RANDALL-GRAW COMPANY, INC.
                            NOTES TO FINANCIAL STATEMENTS
                                   MARCH 31, 1996


NOTE 1 - Nature of Organization and Significant Accounting Policies

Information About the Company's Activities - Randall-Graw Company, Inc., is primarily a wholesaler of welding and industrial supplies. The Company operates out of facilities located in La Crosse, Eau Claire, and Wisconsin Rapids in Wisconsin, and Minneapolis, and Winona in Minnesota.

A summary of significant accounting policies consistently applied in the preparation of the accompanying financial statements follows.

Cash and Cash Equivalents - For purposes of the statement of cash flows, the Company considers all highly liquid debt instruments purchased with a maturity of three months or less to be cash equivalents.

Bad Debt Provision - The provision for credit losses on the customers accounts is made in amounts required to maintain adequate reserves to cover anticipated losses.

Inventories - Inventories are valued at cost using the last-in, first-out
(LIFO) method which is not in excess of market. If the FIFO method of inventory accounting had been used by the Company, merchandise inventories would have been $96,940 higher at March 31, 1996.

Plant and Equipment - Plant and equipment are stated at cost. Depreciation and amortization are provided for in amounts sufficient to relate the cost of depreciable assets to operations over their estimated service lives. Straight-line and accelerated methods of depreciation are used for both financial reporting and tax purposes. For the year ended March 31, 1996, $287,977 of depreciation and amortization was charged to operations.

Income Taxes - On January 1, 1992, the Company converted to S-Corporation status for income tax purposes with all items of income or loss passed through to the shareholder. Therefore, no provision or liability for federal income taxes has been included in the financial statements. A temporary recycling surcharge and a minimum fee are payable in Wisconsin and Minnesota, respectively.

Excess of Purchase Price of Company Acquired Over Net Assets at Date of Acquisition - It is the Company's policy to amortize any excess of purchase price of companies acquired over book value of net assets at date of acquisition over a period of 40 years. The Company assesses the recoverability of this tangible asset by determining whether the amortization of the goodwill balance over its remaining life can be recovered through projected undiscounted future cash flow.

Revenue Recognition - Sales are recorded upon shipment to the customer.

                             RANDALL-GRAW COMPANY, INC.
                      NOTES TO FINANCIAL STATEMENTS - Continued
                                   MARCH 31, 1996


NOTE 1 - Nature of Organization and Significant Accounting Policies -
Continued

Use of Estimates - The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenue and expenses during the reporting period. Actual results could differ from those estimates.

Fair Values of Financial Instruments - The carrying amount of cash approximates fair value because of the short maturity of those instruments. The carrying amount of security deposits approximates fair value because of their demand upon return nature.

NOTE 2 - Concentration of Credit Risk

The Company maintains cash balances at several institutions located in Wisconsin and Minnesota. Accounts at each institution are insured by the Federal Deposit Insurance Corporation up to $100,000. At March 31, 1996, the Company's uninsured bank cash balances total $578,048.

NOTE 3 - Inventories

Inventories consist of:

  Hardgoods                                                        $1,827,051
  Gas                                                                  10,480
                                                                    _________
                                                                   $1,837,531
  Less reduction to LIFO cost                                         (96,940)
                                                                    _________
         TOTAL                                                     $1,740,591

NOTE 4 - Plant and Equipment
                                            Estimated
                                          Useful Lives
                                          ____________
PLANT AND EQUIPMENT, at cost
   Land                                       --                     $222,384
   Land improvements                         15 - 19                   59,723
   Building and improvements                  7 - 40                  960,126
   Machinery and equipment                    5 - 10                  398,247
   Cylinders                                  5 - 10                1,988,054
   Furniture and fixtures                     5 - 10                  174,322
   Vehicles                                   3 -  7                  530,035
   Computers                                    5
                                                                      493,903
                                                                    _________
                                                                   $4,826,794
   Less accumulated depreciation                                    3,396,360
                                                                    _________
         PLANT AND EQUIPMENT, net                                  $1,430,434
                                                                    =========

                             RANDALL-GRAW COMPANY, INC.
                      NOTES TO FINANCIAL STATEMENTS - Continued
                                   MARCH 31, 1996


NOTE 5 - Other Long-Term Assets

Other long-term assets include:
   Organizational costs                                             $ 1,100
   Notes receivable                                                  10,692
                                                                     ______
         TOTAL                                                      $11,792
                                                                     ======
NOTE 6 - Accrued Expenses and Other Current Liabilities

Accrued expenses include:
   Cylinder deposits                                              $ 612,608
   Payroll taxes                                                     18,150
   Profit sharing                                                    56,439
   Property taxes                                                    53,863
   Sales taxes                                                       31,947
   Vacation                                                          76,759
                                                                    _______
         TOTAL                                                    $ 849,766
                                                                    =======
NOTE 7 - Profit Sharing Plans

The Company has two profit sharing plans covering most full-time employees who have completed one year of service with the Company. Contributions to the plans were $205,099 in 1996.

NOTE 8 - Other Income

Other income includes:
   Net gain on sale of assets                                       $ 5,600
   Miscellaneous income                                               8,199
                                                                     ______
         TOTAL                                                      $13,799
                                                                     ======
NOTE 9 - Interest Income, Net

Interest income, net, consists of:

   Interest expense                                                 $  (676)
   Interest and finance charge income                                69,689
                                                                     ______
         TOTAL                                                      $69,013
                                                                     ======
NOTE 10 - Major Customer

Sales to The Trane Company constituted approximately 12 percent of 1996 sales.

                             RANDALL-GRAW COMPANY, INC.
                      NOTES TO FINANCIAL STATEMENTS - Continued
                                   MARCH 31, 1996


NOTE 11 - Leases

The Company leases gas cylinders primarily from its welding gas supplier on a monthly basis. Cylinder lease expense for 1996 was $90,700. The Company also leased two vehicles under operating leases until March of 1996. Rental expense under these leases was $14,600 in 1996.

NOTE 12 - Commitments

The Company also has established a $250,000 line of credit with Norwest Bank - La Crosse to meet short-term cash requirements. At March 31, 1996, the line of credit was terminated by the Company.

NOTE 13 - Related Party Transactions

The Company leased real estate from the sole stockholder until March of 1996. Rent expense on these properties was $36,000 for the year ended March 31, 1996. The Company also leased cylinders from the sole stockholder and certain employees until March of 1996. Rent expense on these leases was $18,186 for the year ended March 31, 1996.

NOTE 14 - Subsequent Event

In April 1996, the Company's stockholders entered into an agreement to sell the assets of the Company to Tri-State Airgas, Inc., a Delaware corporation and subsidiary of U.S. Airgas, Inc., a wholly-owned subsidiary of Airgas, Inc., a Delaware corporation. It is anticipated that the Company will incur a built-in gains tax due to the sale of assets.

                             WELDERS SUPPLY, INC.

                             Financial Statements

                              December 31, 1995

                 (With Independent Auditors' Report Thereon)

                         Independent Auditors' Report
                         ___________________________




     The Board of Directors
     Welders Supply, Inc.:


     We have audited the accompanying balance sheet of Welders Supply, Inc. as of December 31, 1995, and the related statements of earnings, stockholders' equity, and cash flows for the year then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

     We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

     In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Welders Supply, Inc. as of December 31, 1995, and the results of its operations and its cash flows for the year then ended in conformity with generally accepted accounting principles.

                                    KPMG PEAT MARWICK LLP





     Nashville, Tennessee
     June 5, 1996

                             WELDERS SUPPLY, INC.

                                Balance Sheet

                              December 31, 1995




                                    Assets
                                    ______

Current assets:
   Cash and cash equivalents                                       $  318,037
   Trade accounts receivable                                        1,067,363
   Inventories (note 2)                                               980,174
   Prepaid expenses                                                    19,385
   State income taxes receivable                                        1,838
                                                                    _________
           Total current assets                                     2,386,797

Property and equipment, net (note 3)                                2,445,040
Cash value of life insurance                                           55,734
Deposits                                                                3,048
                                                                    _________
           Total assets                                            $4,890,619
                                                                    =========
                     Liabilities and Stockholders' Equity
                     ____________________________________
Current liabilities:
   Note payable to bank (note 4)                                   $  189,000
   Current portion of long-term debt (note 5)                           2,407
   Current portion of capital lease obligation (note 6)                12,287
   Trade accounts payable and accrued expenses                        337,559
   Accrued compensation                                               117,934
                                                                    _________
           Total current liabilities                                  659,187

Long-term debt, excluding current installments (note 5)                11,312
Capital lease obligation, excluding current installments (note 6)      22,371
                                                                    _________
           Total liabilities                                          692,870

Stockholders' equity:
   Common stock, no par value, authorized 3,000 shares,
     2,337 shares issued and outstanding                               41,600
   Retained earnings                                                4,156,149
                                                                    _________
           Total stockholders' equity                               4,197,749
                                                                    _________
Commitments and contingencies (notes 6, 7, and 8)

           Total liabilities and stockholders' equity              $4,890,619
                                                                    =========




See accompanying notes to financial statements.

                             WELDERS SUPPLY, INC.

                            Statement of Earnings

                         Year ended December 31, 1995




Net sales                                                         $10,659,080

Cost of sales                                                       6,675,394
                                                                    _________
           Gross profit                                             3,983,686

Selling, general and administrative expenses                        3,636,452
                                                                    _________
           Earnings from operations                                   347,234

Other income (expense):
   Interest income                                                     18,724
   Interest expense                                                   (25,648)
   Miscellaneous income                                               144,282
                                                                    _________
           Earnings before state income taxes                         484,592

State income tax expense                                                5,295
                                                                    _________
           Net earnings                                            $  479,297
                                                                    =========



























See accompanying notes to financial statements.

                             WELDERS SUPPLY, INC.

                      Statement of Stockholders' Equity

                         Year ended December 31, 1995





                                           Common Stock    Retained
                                      Shares     Amount    Earnings     Total
                                      ______     _______   ________     _____
Balance at December 31, 1994          2,337    $ 41,600  4,092,437  4,134,037

   Net earnings                        -          -        479,297    479,297

   Dividends                           -          -       (415,585)  (415,585)
                                      _____      ______  _________  _________
Balance at December 31, 1995          2,337    $ 41,600  4,156,149  4,197,749
                                      =====      ======  =========  =========





































See accompanying notes to financial statements.

                             WELDERS SUPPLY, INC.

                           Statement of Cash Flows

                         Year ended December 31, 1995




Cash flow from operating activities:
  Net earnings                                                       $479,297
   Adjustments to reconcile net earnings to cash provided by operating activities:
     Depreciation                                                     428,491
     Gain on sale of equipment                                         (8,221)
     Changes in assets and liabilities affecting cash flows:
        Decrease in trade accounts receivable                         214,529
        Increase in inventories                                       (80,529)
        Decrease in prepaid expenses                                    4,269
        Increase in state income taxes receivable                      (5,242)
        Increase in cash value of life insurance                       (3,099)
        Decrease in deposits                                           10,170
        Decrease in trade accounts payable and accrued expenses       (73,643)
        Increase in accrued compensation                                5,066
                                                                     ________
           Net cash provided by operating activities                  971,088
                                                                     ________
Cash flow from investing activities:
   Additions to property and equipment                               (746,118)
   Proceeds from sale of property and equipment                        13,120
                                                                     ________
           Net cash used by investing activities                     (732,998)
                                                                     ________
Cash flow from financing activities:
   Increase in notes payable to bank, net                               5,000
   Proceeds from issuance of long-term debt                            14,454
   Principal payments on long-term debt                                  (735)
   Principal payments on capital lease obligations                    (10,014)
   Dividends paid to stockholders                                    (415,585)
                                                                     ________
           Net cash used by financing activities                     (406,880)
                                                                     ________
           Net decrease in cash and cash equivalents                 (168,790)

Cash and cash equivalents - beginning of year                         486,827
                                                                     ________
Cash and cash equivalents - end of year                              $318,037
                                                                      =======
Supplemental disclosures of cash flow information:
  Cash paid during the period for:
    Interest                                                         $ 17,462
    State income taxes                                                 10,537
                                                                      =======





See accompanying notes to financial statements.

                             WELDERS SUPPLY, INC.

                        Notes to Financial Statements

                              December 31, 1995



(1) Summary of Significant Accounting Policies
    _______________________________________
    (a)Description of Business
       ______________________
       The Company is engaged in the retail and wholesale sale of welding supplies, industrial gases and specialty steels. The Company also manufactures acetylene gas. The Company's products are sold through its sales locations in Paducah and Hopkinsville, Kentucky, Evansville and Vincennes, Indiana, and Clarksville, Tennessee. Two of the Company's principal customers collectively represented eight percent of the Company's accounts receivable and sales as of and for the year ended December 31, 1995.

    (b)Cash and Cash Equivalents
       ________________________
       For purposes of the statement of cash flows, the Company considers all highly liquid debt instruments with a maturity of three months or less to be cash equivalents.

    (c)Inventories
       __________
       Inventories are stated at the lower of cost or market. At December 31, 1995, 98% of the inventories are valued on the last-in, first-out (LIFO) method, and 2% of the inventories are valued on the first-in, first-out (FIFO) method.

    (d)Property and Equipment
       ______________________
       Property and equipment are stated at cost. It is the Company's policy to provide depreciation using the rates and methods allowed for federal income tax purposes which approximate the estimated useful lives of the respective assets. The following is a summary of the useful lives over which property and equipment are being depreciated:

           Building and improvements          15-40 years
           Cylinders                            5-7 years
           Pumping and warehouse equipment      5-7 years
           Autos and trucks                     5-7 years
           Leasehold improvements               5-10 years

    (e)Revenue Recognition
       ___________________
       Sales of welding supplies, industrial gases, and specialty steels are recorded upon shipment to the customer, and welding equipment rental income is recorded ratably during the rental term. Retail sales are net of returns and exclude sales tax.

    (f)Advertising Costs
       ________________
       The Company expenses advertising costs as incurred.

                             WELDERS SUPPLY, INC.

                        Notes to Financial Statements

                              December 31, 1995
    (g)Income Taxes
       ____________
       The Company is an S corporation for federal income tax purposes. Accordingly, earnings or losses and tax credits are passed through to the stockholders of the Company and are the responsibility of the stockholders. No provision for federal income taxes has been made for the year ended December 31, 1995. Two of the states in which the Company operates do not recognize S corporation status. The Company has recorded a provision for state income taxes for these states. The actual tax rates approximates the expected tax rates for those states in which the Company is subject to state income tax.

    (h)Use of Estimates
       _______________
       The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

    (i)Fair Value of Financial Instruments
       ________________________________
       The Company has adopted Statement of Financial Accounting Standards No. 107, Disclosures about Fair Value of Financial Instruments (FAS 107), which requires disclosure of the fair values of most on-and-off balance sheet financial instruments for which it is practicable to estimate that value. The scope of FAS 107 excludes certain financial instruments such as trade receivables and payables when the carrying value approximates the fair value, employee benefit obligations, lease contracts, and all nonfinancial instruments such as land, buildings, and equipment. The fair values of the financial instruments are estimated based upon current market conditions and quoted market prices for the same or similar instruments as of December 31, 1995. Book value approximates fair value for substantially all of the Company's assets and liabilities which fall under the scope of FAS 107.

(2) Inventories
    ___________
    Inventories at December 31, 1995 consisted of the following:

       Merchandise purchased for resale                            $1,304,187
       Acetylene gas                                                   13,105
       Raw materials                                                    3,836
                                                                     ________
                                                                    1,321,128
       Less LIFO reserve                                            (340,954)
                                                                     ________
       Inventories, net                                              $980,174
                                                                     ========

                             WELDERS SUPPLY, INC.

                        Notes to Financial Statements

                              December 31, 1995


(3) Property and Equipment
    ______________________
    A summary of property and equipment at December 31, 1995, is as follows:

        Land                                                      $  208,953
        Buildings and improvements                                 1,720,124
        Gas cylinders                                              3,058,961
        Pumping and warehouse equipment                              732,781
        Autos and trucks                                           1,098,375
        Office equipment                                             496,922
        Equipment under capital lease                                 62,746
                                                                   _________
                                                                   7,378,862
        Less accumulated depreciation                             (4,933,822)
                                                                   _________
              Property and equipment, net                         $2,445,040
                                                                   =========

(4) Note Payable to Bank
    ____________________
    Note payable to bank at December 31, 1995, consists of an unsecured line of credit under which the Company may borrow at the prime rate of interest (8.5% at December 31, 1995) up to $500,000. Interest payments are due monthly and the principal was paid in full in June 1996, at which time the agreement was terminated. At December 31, 1995, there was $189,000 outstanding under the line of credit. The note payable to bank is guaranteed by the Company's President.

(5) Long-Term Debt
    _______________
    Long-term debt at December 31 1995, consisted of an obligation under loan and security agreement used for the purchase of equipment secured by certain equipment. Monthly payments, including principal and interest of $303, are due through September 1, 2000.

    The long-term debt matures as follows:

           December 31,
           ____________
              1996                             $  2,407
              1997                                2,646
              1998                                2,908
              1999                                3,197
              2000                                2,561
                                                _______
                                               $ 13,719
                                                =======

                             WELDERS SUPPLY, INC.

                        Notes to Financial Statements

                              December 31, 1995

(6) Leases
    ______
    The Company leases certain equipment under noncancelable operating and capital leases. Equipment under capital lease had a book value of $12,550 at December 31, 1995. In addition, the Company rents on a month-to-month basis its Paducah and Hopkinsville, Kentucky offices, warehouse facilities, and certain industrial cylinders from its principal stockholder and/or a related corporation on terms which management believes are comparable to those which could be obtained from unaffiliated third parties. Rent expense in 1995 was $209,180, of which $145,895 was paid to related parties.


    Future minimum lease payments under noncancelable leases as of December 31, 1995, are as follows:

           Year ending                          Capital    Operating
          December 31,                           Leases     Leases      Total
          ____________                           ______     ______      _____
              1996                             $ 18,200      4,273     22,473
              1997                               18,200      4,273     22,473
              1998                                7,000      -          7,000
                                                _______     ______     ______
              Total                            $ 43,400      8,546     51,946
                                                            ======     ======

           Less interest at 20.5% imputed rate    8,742
                                                _______
           Obligation under capital lease        34,658
           Less current portion                  12,287
                                                _______
           Capital lease obligation, long-term  $22,371
                                                =======

(7) Employee Benefit Plan
    ____________________
    The Company sponsors a non-contributory profit-sharing retirement plan which includes all employees 21 years of age or older who work a minimum of 1,000 hours a year and who have been employed by the Company for at least one year. Operating expenses include amounts attributable to the plan of $198,440 in 1995.

(8) Subsequent Event
    ________________
    Effective May 6, 1996, Airgas, Inc. acquired for cash and a non-negotiable promissory note, certain assets and liabilities of the Company. This purchase excludes certain real property which will be maintained by the majority shareholder and leased to Airgas, Inc.

                     RUTLAND TOOL & SUPPLY COMPANY, INC.

                         FINANCIAL STATEMENTS FOR THE
                         YEAR ENDED DECEMBER 31, 1995
                       AND INDEPENDENT AUDITORS' REPORT

INDEPENDENT AUDITORS' REPORT



To The Board of Directors
  Rutland Tool & Supply Company, Inc.:


We have audited the accompanying balance sheet of Rutland Tool & Supply Company, Inc. as of December 31, 1995 and the related statements of income, shareholders' equity and cash flows for the year then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, such financial statements present fairly, in all material respects, the financial position of the Rutland Tool & Supply Company, Inc. as of December 31, 1995 and the results of its operations and its cash flows for the year then ended in conformity with generally accepted accounting principles.

DELOITTE & TOUCHE LLP


June 3, 1996

RUTLAND TOOL & SUPPLY COMPANY, INC.

BALANCE SHEET
AS OF DECEMBER 31, 1995


ASSETS

CURRENT ASSETS:
Cash                                                        $    86,033
Trade accounts receivable, net of allowance for
  doubtful accounts of $25,000 (Notes 4 and 6)                5,870,594
Related party receivables (Note 2)                              446,611
Income tax refund receivable (Note 10)                          225,000
Inventories, net of reserves for obsolescence of
  $625,700 (Notes 4, 6 and 7)                                16,540,728
Prepaid expenses                                                480,815
Net deferred tax asset (Note 10)                                597,000
                                                             __________

    Total current assets                                     24,276,781

PROPERTY AND EQUIPMENT, net (Notes 3, 4, 6 and 7)             1,948,718

OTHER ASSETS                                                     70,737
                                                              _________
                                                            $26,266,236
                                                             ==========

See accompanying notes to financial statements.

RUTLAND TOOL & SUPPLY COMPANY, INC.

BALANCE SHEET
AS OF DECEMBER 31, 1995


LIABILITIES AND SHAREHOLDERS' EQUITY

CURRENT LIABILITIES:
Line of credit (Note 4)                                  $    2,827,000
Accounts payable                                              2,942,287
Accrued expenses (Note 5)                                     2,055,251
Current portion of notes payable (Note 6)                       434,640
Current portion of obligations under capital leases
  (Note 7)                                                      210,984
                                                              _________

    Total current liabilities                                 8,470,162

NOTES PAYABLE, less current portion (Note 6)                  1,336,326

OBLIGATIONS UNDER CAPITAL LEASES, less current portion
  (Note 7)                                                      190,737

SHAREHOLDER NOTE PAYABLE (Note 8)                             1,583,670

COMMITMENTS (Note 7)

SHAREHOLDERS' EQUITY (Notes 9 and 12):
Preferred stock, $100 par value; 100,000 shares
  authorized; 60,000 shares issued and outstanding            3,062,273
Common stock, no par value; 50,000 shares
  authorized; 11,726 shares issued and outstanding            2,010,000
Retained earnings                                             9,613,068
                                                              _________
    Total shareholders' equity                               14,685,341
                                                             __________
                                                          $  26,266,236
                                                             ==========

See accompanying notes to financial statements.

RUTLAND TOOL & SUPPLY COMPANY, INC.

STATEMENT OF INCOME
FOR THE YEAR ENDED DECEMBER 31, 1995


NET SALES                                                 $  53,586,633

COST OF GOODS SOLD                                           32,242,808
                                                             __________
GROSS PROFIT                                                 21,343,825

OPERATING EXPENSES:
Salaries and related expenses                                 8,210,240
General and administrative expenses                           3,839,514
Selling expenses                                              2,818,147
Rent expense                                                  1,189,839
Depreciation expense                                            527,408
                                                             __________
    Total operating expenses                                 16,585,148

INCOME FROM OPERATIONS                                        4,758,677

OTHER INCOME (EXPENSE):
Bonuses (Note 9)                                             (3,652,742)
Interest expense (Notes 6, 7 and 8)                            (427,306)
Other income                                                    407,310

    Net other income (expense)                               (3,672,738)

INCOME BEFORE INCOME TAX PROVISION                            1,085,939

INCOME TAX PROVISION (Note 10)                                  446,000
                                                              _________

NET INCOME                                                  $   639,939
                                                              =========




See accompanying notes to financial statements.

RUTLAND TOOL & SUPPLY COMPANY, INC.

STATEMENT OF SHAREHOLDERS' EQUITY
FOR THE YEAR ENDED DECEMBER 31, 1995

                                                                 Total
                  Preferred stock     Common stock      Retained shareholders'
                  _______________     _____________     earnings  equity
                  Shares   Amount     Shares   Amount
BALANCE,
 January 1, 1995   60,000 $3,062,273  10,000    $10,000 $9,018,487 $12,090,760

Stock bonus                            1,726  2,000,000              2,000,000

Dividends declared
  (Note 9)                                                 (45,358)   (45,358)

Net income                                                 639,939    639,939
                                                          ________   ________
BALANCE,
 December 31, 1995 60,000 $3,062,273  11,726 $2,010,000 $9,613,068 $14,685,341
                   ======  =========  ======  =========  =========  ==========

See accompanying notes to financial statements.

RUTLAND TOOL & SUPPLY COMPANY, INC.

STATEMENT OF CASH FLOWS
FOR THE YEAR ENDED DECEMBER 31, 1995


CASH FLOWS FROM OPERATING ACTIVITIES:
Net income                                                $     639,939
Adjustments to reconcile net income to net cash
  used in operating activities:
  Compensation related to stock bonus                         2,000,000
  Depreciation expense                                          527,408
  Deferred income taxes                                         178,000
  Change in operating assets and liabilities:
    Trade accounts receivable                                  (681,364)
    Income tax refund receivable                               (725,799)
    Inventories                                              (4,011,747)
    Prepaid expenses                                            (66,819)
    Other assets                                                (42,822)
    Accounts payable                                            603,617
    Accrued expenses                                            855,424
                                                              _________
      Net cash used in operating activities                    (724,163)

CASH FLOWS FROM INVESTING ACTIVITIES -
  Purchase of property and equipment                           (868,942)

CASH FLOWS FROM FINANCING ACTIVITIES:
Loans to shareholder                                           (273,764)
Proceeds from line of credit loan payable                     4,535,000
Proceeds from notes payable                                   1,000,000
Payments on line of credit loan payable                      (3,363,000)
Payments on notes payable                                      (282,386)
Payments on capital lease obligations                          (185,816)
Payment of common stock dividend declared in current year       (42,298)
Payment of common stock dividend declared in prior year          (2,222)
                                                              _________
    Net cash provided by financing activities                 1,385,514
                                                              _________
NET DECREASE IN CASH                                           (207,591)

CASH, beginning of year                                         293,624
                                                              _________
CASH, end of year                                         $      86,033
                                                              =========
SUPPLEMENTARY DISCLOSURES OF CASH FLOW INFORMATION:
Interest paid                                             $     403,445

Income taxes paid                                         $   1,027,328

SUPPLEMENTAL DISCLOSURES OF NONCASH FINANCING ACTIVITIES:
The Company had accrued $3,060 for common stock dividends at December 31, 1995.
The Company financed the purchase of $78,256 of fixed assets through capital leases in 1995.


See accompanying notes to financial statements.

RUTLAND TOOL & SUPPLY COMPANY, INC.

NOTES TO FINANCIAL STATEMENTS
FOR THE YEAR ENDED DECEMBER 31, 1995


1.  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

     Organization - Rutland Tool & Supply Company, Inc. (the Company) was incorporated on May 5, 1959. The Company is engaged in the business of retail and wholesale sales of machinery, supplies and related hardware. Wholesale distributions are conducted under the dba name of Washington Wholesale Tools. The Company's main warehouse and administrative offices are located in the City of Industry, California. Warehouses and showrooms are also operated in Santa Ana, California; San Jose, California; Ontario, California; Newark, California; Canoga Park, California; Phoenix, Arizona; Houston, Texas; Cleveland, Ohio; Chicago, Illinois; and Greenville, South Carolina.

    Use of Estimates - The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

    Revenue Recognition - Revenue is recognized when merchandise is shipped to a customer.

    Concentration of Credit Risk - The Company sells its products primarily to retailers and consumers. Credit is extended based on an evaluation of the customer's financial condition, and collateral is generally not required.

    Inventories - Inventories are stated at the lower of cost, determined on a first-in, first-out basis, or market.

    Property and Equipment - Property and equipment are stated at cost, net of accumulated depreciation and amortization. Depreciation is computed using the straight-line and declining balance methods over the estimated useful lives of the related assets, generally ranging from five to seven years. Leasehold improvements are amortized using the straight-line method over the lesser of the term of the related lease or the useful life.

    Income Taxes - Income taxes are recorded in accordance with Statement of Financial Accounting Standards (SFAS) No. 109, Accounting for Income Taxes. This statement requires the recognition of deferred tax assets and liabilities to reflect the future tax consequences of events that have been recognized in the Company's financial statements or tax returns. Measurement of the deferred items is based on enacted tax laws. In the event the future consequences of differences between financial reporting basis and tax basis of the Company's assets and liabilities result in a deferred tax asset, SFAS No. 109 requires an evaluation of the probability of being able to realize the future benefits indicated by such asset. A valuation allowance related to a deferred tax asset is recorded when it is more likely than not that some portion or all of the deferred tax asset will not be realized.

RUTLAND TOOL & SUPPLY COMPANY, INC.

NOTES TO FINANCIAL STATEMENTS
FOR THE YEAR ENDED DECEMBER 31, 1995 (Continued)

     Fair Value of Financial Instruments - The Company's balance sheet includes the following financial instruments: cash, trade accounts receivable, related party receivables, line of credit and accounts payable. The Company considers the carrying amounts for these financial instruments to approximate fair value due to the relatively short period of time between their origination and their expected realization. The carrying value of the Company's notes payable and capital leases is considered to approximate fair value based on the current borrowing rates offered to the Company. Based upon the current borrowing rates available to the Company for similar terms and maturities, the fair value of the shareholder note payable is approximately $1,305,000.


2.  RELATED PARTY RECEIVABLES

    The Company has a note receivable from a shareholder of $446,611 at December 31, 1995, which is included in related party receivables. The note is an unsecured demand obligation and bears interest at the applicable federal rate for short-term obligations (5% at December 31, 1995) and is compounded semiannually. Interest on the loan is payable annually and amounted to $12,766 for the year ended December 31, 1995.


3.  PROPERTY AND EQUIPMENT

    Property consists of the following at December 31, 1995:

Computer equipment                                     $  1,723,355
Furniture and equipment                                   1,391,687
Warehouse equipment                                         758,412
Transportation equipment                                     85,377
Leasehold improvements                                      689,634
                                                          _________
                                                          4,648,465
Less accumulated depreciation and amortization           (2,699,747)
                                                          _________
Property and equipment, net                            $  1,948,718
                                                          =========

4.  LINE OF CREDIT

    At December 31, 1995, the Company has a $3,500,000 line of credit agreement with a bank which bears interest at the bank's reference rate (8.75% at December 31, 1995) and expires on August 1, 1996. The line is collateralized by the Company's trade receivables, inventories and equipment.
    Borrowings under the line of credit were $2,827,000 at December 31, 1995. The Company was in compliance with these covenants as of December 31, 1995.

RUTLAND TOOL & SUPPLY COMPANY, INC.

NOTES TO FINANCIAL STATEMENTS
FOR THE YEAR ENDED DECEMBER 31, 1995 (Continued)

5.  ACCRUED EXPENSES

    Accrued expenses consist of the following at December 31, 1995:

Accrued compensation and related expense           $     979,713
Accrued catalog expense                                  580,541
Accrued retirement plan contributions                     75,000
Insurance contract and premiums payable                  176,360
Sales tax payable                                        158,931
Interest payable                                          63,170
Other liabilities                                         21,536
                                                       _________
                                                    $  2,055,251
                                                       =========

6.  NOTES PAYABLE

    Notes payable consists of the following at December 31, 1995:

Note payable to a bank, bearing interest at the
  bank's reference rate (8.75% at December 31, 1995),
  collateralized by trade receivables, inventories and
  equipment; principal installments of $16,667 plus
  interest, due monthly through November 1999          $     783,333

Note payable to a bank, bearing interest at the bank's
  reference rate (8.75% at December 31, 1995),
  collateralized by trade receivables, inventories and
  equipment; principal installments of $16,667 plus
  interest, due monthly through September 2000               949,999

Note payable, bearing interest at 6.75% per annum,
  principal installments of $3,010 plus interest,
  due monthly through January 1997                            37,634
                                                           _________
                                                           1,770,966
Less current portion of notes payable                       (434,640)
                                                           _________

                                                        $  1,336,326
                                                           =========

RUTLAND TOOL & SUPPLY COMPANY, INC.

NOTES TO FINANCIAL STATEMENTS
FOR THE YEAR ENDED DECEMBER 31, 1995 (Continued)


    Notes payable at December 31, 1995, matures as follows:

Year ending:
  1996                                           $     434,640
  1997                                                 402,993
  1998                                                 400,000
  1999                                                 383,334
  2000                                                 149,999
                                                     _________
                                                  $  1,770,966
                                                     =========

    Interest expense related to notes payable was $114,092 for the year ended December 31, 1995.


7.  COMMITMENTS

    Leases - The Company leases certain facilities and office equipment under noncancelable operating leases for a monthly rental of approximately $26,500. The Company also leases four buildings under noncancelable operating leases from a related party for an approximate monthly rental of $44,600. In addition, the Company leases certain equipment under capital lease agreements. Rent expense was approximately $853,000 for the year ended December 31, 1995, of which $534,700 was paid to the related party.

    A summary of lease commitments as of December 31, 1995 is as follows:

                                                Capital       Operating
                                                lease         leases

Year ending December 31:
  1996                                      $   235,846      $  1,183,125
  1997                                          156,310         1,192,860
  1998                                           20,209         1,064,875
  1999                                           20,210           525,506
  2000                                            9,555           496,385
  Thereafter                                                    4,007,748

Total future minimum lease payments             442,130      $  8,470,499
                                                                =========
Less amounts representing interest              (40,409)
                                                _______

Present value of future minimum lease payments  401,721

Less current portion                           (210,984)
                                                _______

Capital lease obligation, net of current
 portion                                    $   190,737
                                                =======

RUTLAND TOOL & SUPPLY COMPANY, INC.

NOTES TO FINANCIAL STATEMENTS
FOR THE YEAR ENDED DECEMBER 31, 1995 (Continued)


    Assets financed under capital leases included in the accompanying balance sheet as of December 31, 1995 are as follows:

Machinery and equipment                     $  729,417
Less accumulated depreciation                 (330,716)
                                               _______
                                            $  398,701
                                               =======

    Letters of Credit - The Company has an agreement with its bank to facilitate the purchase of goods by issuing letters of credit to various companies overseas. The letters of credit are collateralized by inventories. At December 31, 1995, the Company had outstanding letters of credit of approximately $379,000.


8.  SHAREHOLDER NOTE PAYABLE

    On September 30, 1993, the Company purchased 100% of the outstanding common stock in Lorake, Inc. from a related party for $1,683,670. The Company paid $100,000 in cash and issued two unsecured notes payable totaling $1,583,670. The notes provide for quarterly interest-only payments of 5% per annum. Interest expense amounted to $79,184 for the year ended December 31, 1995. The principal balance for both notes is due and payable on September 30, 2003.


9.  SHAREHOLDERS' EQUITY

    The Company has a phantom stock plan (the Phantom Plan) enabling, at the discretion of the Board of Directors, the granting of stock units to certain employees of the Company. The stock units are directly related to the book value of the Company and vest upon the sale of all of the outstanding common and preferred stock, assets of the Company or a merger of the Company.

    In November 1995, the Board of Directors canceled the Phantom Plan and approved a stock bonus under which holders of stock units under the Phantom Plan, and certain other employees of the Company, were issued 1,726 shares of common stock. Compensation expense of $2,000,000 was recorded at the date of issuance based on the market value of the shares. In connection with this stock bonus, the Company paid an additional $1,652,742 cash bonus. The aggregate bonus of $3,652,742 is shown as a separate component within the statement of income.

    On November 30, 1995, the Board of Directors declared a cash dividend of $4.44 per share to individuals holding shares for the entire period of January 1, 1995 through December 18, 1995. Additionally, individuals who became shareholders of the Company between October 1, 1995 and November 20, 1995 received a cash dividend of $0.555 per share.

RUTLAND TOOL & SUPPLY COMPANY, INC.

NOTES TO FINANCIAL STATEMENTS
FOR THE YEAR ENDED DECEMBER 31, 1995 (Continued)

10. INCOME TAXES

    The provision for income taxes consists of the following at December 31, 1995:

Current:
  Federal                                 $  184,000
  State                                       84,000
                                             _______
                                             268,000
Deferred federal and state                   178,000
                                             _______

Income tax provision                      $  446,000
                                             =======

    A reconciliation of the income tax provision compared to the federal statutory rate of 35% for the year ended December 31, 1995 is as follows:

Income taxes at statutory rate            $  380,000
State income taxes, net of federal benefit    68,400
Other                                         (2,400)
                                             _______
Income tax provision                      $  446,000
                                             =======

    Temporary differences which give rise to deferred tax assets and liabilities at December 31, 1995 are as follows:

Deferred tax liabilities:
  Accelerated depreciation                $  (11,500)
  Other                                      (13,800)

Deferred tax assets:
  Inventories                                537,300
  State taxes                                 42,800
  Other                                       42,200
                                             _______
                                          $  597,000
                                             =======

RUTLAND TOOL & SUPPLY COMPANY, INC.

NOTES TO FINANCIAL STATEMENTS
FOR THE YEAR ENDED DECEMBER 31, 1995 (Continued)


11. PROFIT SHARING PLAN

    The Company has a defined contribution retirement plan to which the Company may elect to make contributions at its discretion. The plan also provides for the deferral of up to 15% of an employee's qualifying compensation under Section 401(k) of the Internal Revenue Code. For the year ended December 31, 1995, Company contributions to the retirement and 401(k) plans were $75,000 and $95,631, respectively.

12. SUBSEQUENT EVENT

    In May 1996, the Company converted the 60,000 shares of its preferred stock in exchange for shares of its common stock. As a result, 1,636 shares of common stock were issued in exchange for the preferred stock.